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                                                                 EXHIBIT 10.4


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the "Amendment"), made and entered into this 30th day of September, 1996, by and among MAZEL COMPANY L.P., a Delaware limited partnership (the "Partnership"), MAZEL STORES, INC., an Ohio corporation (the "Company"), and BRADY J. CHURCHES (the "Employee") is to evidence the following agreements and understandings:

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Employee made and entered into an Employment Agreement with the Partnership effective November 1, 1995 (the "Agreement"); [capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement]

         WHEREAS, the Company has acquired all of the assets and assumed substantially all of the liabilities of the Partnership in exchange for capital stock in the Company;

         WHEREAS, the Company is now contemplating an Initial Public Offering of its Common Stock (the "Initial Public Offering");

         WHEREAS, in order to facilitate the consummation of the Initial Public Offering, Employee has agreed to adjust his Annual Salary and Annual Bonus; and

         WHEREAS, the parties have agreed to amend the Agreement in the manner set forth below.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties agree as follows:



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         1.       ANNUAL SALARY.

                  On the effective date of the Initial Public Offering (the "Effective Date"), the Annual Salary as defined in Section 3.1 of the Agreement shall be Three Hundred and Sixty Thousand Dollars ($360,000).

         2.       ANNUAL BONUS.

                  Section 3.6 of the Agreement is hereby amended to provide that the maximum Annual Bonus for the fiscal year ending January 25, 1997 ("Fiscal 1996") and the fiscal year ending January 31, 1998 ("Fiscal 1997") shall be One Hundred Twenty-five Thousand Dollars ($125,000). For each fiscal year thereafter, the maximum Annual Bonus shall be fifty eight and three-tenths percent (58.3%) of the Annual Salary. Further, for Fiscal 1996 and subsequent years, the "Target Amount" shall be based on "pre-tax income" in lieu of "operating income." The Target Amount for fiscal 1996 shall be $9,500,000, which will be adjusted to reflect both charges and credits attributable to the Initial Public Offering.

         3. STOCK SALARY REDUCTION AWARD, MAXIMUM ANNUAL BONUS REDUCTION AWARD; ADJUSTMENT TO ANNUAL BONUS.

         New sections Section 3.10 and Section 3.11 are added to read as follows:

         3.10     Stock Salary Reduction Award; Maximum Annual Bonus Reduction
                  Award:

                  A. In consideration of the salary reduction effected at the Effective Date, Company grants Employee the number of Common Shares as equals: (i) 1.25 times the sum of Sixty Thousand Dollars ($60,000) times the number of years (or fractional years) in the period between the

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                           Effective Date and October 31, 2000, DIVIDED BY (ii)
                           the Initial Public Offering price (the "Offering Price").

                  B. In consideration of the Annual Bonus reductions effected at the time of the Initial Public Offering, the Company agrees to grant to Employee an additional number of Common Shares (rounded up to the nearest whole share) calculated as follows: Two Hundred Twelve Thousand Five Hundred Dollars ($212,500) DIVIDED BY the Offering Price.

                  C. The award of securities under Paragraphs A and B of this Section 3.10 shall be deemed exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 701 promulgated under such Act, but shall be subject to any lock-up agreement required of officers and directors by the underwriting agreement between the Company and the underwriters. In furtherance of such agreement, the Employee agrees, for a period of 180 days following the Effective Date, not to offer, sell or contract to sell, or otherwise dispose of any Common Shares of the Company, without the prior written consent of the Initial Public Offering's underwriters. In addition to the foregoing, the Company agrees to lend to Employee, if requested, an amount that will cover the Employee's income tax obligations arising from the grant of the Common Shares. The loan principal and accrued interest shall be due on the earliest of (i) five (5) years after the Effective Date; (ii)

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                           ten (10) days following the date the Employee first
                           sells any of the Company's Common Stock , but only to the extent of net proceeds from such sale; and (iii) thirty (30) days following the date of Employee's voluntary termination of employment with the Company or any affiliate. Interest on the loan shall accrue at the applicable federal rate in effect on the date of such loans.

                  D. Notwithstanding anything contained in Section 3.6 to the contrary, in the event the actual pre-tax income of the Company during either Fiscal 1996 or Fiscal 1997, or in both years, is less than the Target Amount for such fiscal years, then the actual Annual Bonus to which Employee may be entitled in respect of Fiscal 1998 shall be reduced, on a dollar for dollar basis, by an amount (herein referred to as the "Unearned Bonus") equal to the unearned bonus, if any, for Fiscal 1996 and Fiscal 1997, in the aggregate. The Unearned Bonus is determined as follows:

                           1. If the Fiscal 1996 actual Annual Bonus is not $125,000, then the Unearned Bonus for such year shall be the difference between
                                    (a) $85,000 and (b) $85,000 times a
                                    fraction, the numerator of which is the
                                    actual Annual Bonus earned and the
                                    denominator of which is $125,000. To
                                    illustrate the foregoing, assuming the
                                    actual Fiscal 1996 Annual Bonus is $100,000, the Unearned Bonus for Fiscal 1996 would be:

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                                    $85,000 - (100,000 X 85,000) = $17,000
                                               -------
                                               125,000

                           2. If the Fiscal 1997 actual Annual Bonus is not $125,000, then the Unearned Bonus for such year shall be the difference between
                                    (A) $85,000 and (b) $85,000 times the
                                    fraction, the numerator of which is the
                                    actual Annual Bonus earned and the
                                    denominator of which is $125,000. To
                                    illustrate the foregoing, assuming the
                                    actual Fiscal 1997 bonus is $100,000, the Fiscal 1997 Unearned Bonus is:

                                    $85,000 - (100,000 X 85,000) = $17,000
                                               -------
                                               125,000

                                    In the event the Unearned Bonus exceeds the Fiscal 1998 Annual Bonus, the Annual Bonuses for future fiscal years shall be reduced until the deficiency is eliminated. Employee shall have no obligation to reimburse the Company any Unearned Bonus in the event of his termination of employment at the end of the Term, termination due to death or disability, or an earlier termination by the Company for any reason other than "cause".

                  3.11     OPTIONS

                           On the Effective Date, the Employee shall be granted under the Mazel Stores, Inc. 1996 Stock Option Plan a non-qualified option to purchase up to One Hundred Thousand (100,000) Common Shares of the

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                           Company at an exercise price equal to the Offering
                           Price. The option shall expire on the tenth (10th) anniversary of the Effective Date. The option shall vest at a rate of twenty percent (20%) per year, assuming the Employee remains an employee of the Company, commencing with the first anniversary of the Effective Date.

         4.       ENTIRE AGREEMENT.

                  This Amendment, together with the Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict or inconsistency, whether latent or patent, between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control. Except as expressly provided in this Amendment, the terms and conditions of the Agreement are and shall remain in full force and effect.

         5.       GOVERNING LAW.
         This Amendment shall be governed by and issued in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.

         6.       BINDING EFFECT.
         This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

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         7.       COUNTERPARTS.

         Counterparts to this Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such documents together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof, each signed by one of the parties thereto.

         8.       VALIDITY.

         This Amendment shall be deemed void and of no effect if the Initial Public Offering fails to occur prior to December 31, 1996.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.


MAZEL COMPANY L.P.                              MAZEL STORES, INC.
By:    ZS Mazel L.P.,
       its Managing Partner                     By:    /s/ Reuven Dessler
                                                       -------------------------
                                                       Reuven Dessler
       By:    ZS Mazel, Inc.,                          Chairman/CEO
              General Partner of
              ZS Mazel L.P.                     /s/ BRADY J. CHURCHES
                                                -----------------------
                                                BRADY J. CHURCHES
              By:   /s/ Robert Horne
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                    Robert Horne
                    Vice President

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